    As Filed with the Securities and Exchange Commission on May 7, 2002
                                                      REGISTRATION NO. 333-53159
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           AMENDMENT NO. 2 TO FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               VIEWCAST.COM, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                        75-2528700
--------------------------------------------                 -------------------
       (State or other jurisdiction of                         I.R.S. Employer
        incorporation or organization)                       Identification No.)

17300 DALLAS PARKWAY, SUITE 2000, DALLAS, TX                        75248
--------------------------------------------                 -------------------
  (Address of Principal Executive Offices)                        (Zip Code)

                               VIEWCAST.COM, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full title of the plan)

                               MR. GEORGE C. PLATT
                             CHIEF EXECUTIVE OFFICER
                               VIEWCAST.COM, INC.
                        17300 DALLAS PARKWAY, SUITE 2000
                                DALLAS, TX 75248
                                 (972) 488-7200

                                    COPY TO:
                             V. GERARD COMIZIO, ESQ.
                             THACHER PROFFITT & WOOD
                    1700 PENNSYLVANIA AVENUE N.W., SUITE 800
                             WASHINGTON, D.C. 20006
                                 (202) 347-8400
--------------------------------------------------------------------------------
 (Name, address and telephone number, including area code, of agent for service

    Title of each class of            Amount to be         Proposed maximum offering        Proposed Maximum           Amount of
  securities to be registered        registered(1)            price per share(2)       aggregate offering price     registration fee
  ---------------------------        --------------        -------------------------   ------------------------    -----------------
         Common Stock                500,000 shares                 $0.4500                   $225,000.00               $20.70

Notes:

1. This registration statement ("Registration Statement") is being filed for purposes of registering 500,000 shares of common stock of ViewCast.com, Inc. ("ViewCast") par value $.0001 per share, reserved for the issuance of awards granted pursuant to the ViewCast.com, Inc. Employee Stock Purchase Plan, as amended ("Plan"). In addition to the shares being registered hereunder, this Registration Statement also covers an undetermined number of shares of common stock of ViewCast that, by reason of certain events specified in the Plan, may become issuable under the Plan.

2. Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, shares that may be granted as restricted stock or acquired through the exercise of options granted in the future are deemed to be offered at $0.45 per share, the average of the bid and ask prices of ViewCast common stock at the close of the day on May 3, 2002 as reported on the Over-the-Counter (OTC) Bulletin Board.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


                                EXPLANATORY NOTE


             Pursuant to General Instruction E of Form S-8, this Registration Statement incorporates by reference, Registration Statement No. 333-53159 including all amendments, attachments and exhibits thereto, on Form S-8, which was originally filed for ViewCast's Employee Stock Purchase Plan (the "Plan") with the Securities and Exchange Commission on May 20, 1998. Effective April 8, 1999, the Registrant changed its name from MultiMedia Access Corporation to ViewCast.com, Inc. Accordingly, prior references to MultiMedia Access Corporation in the Plan have been changed to reflect the Registrant's new name.

             The Plan has been amended to increase the shares available from 500,000 to 1,000,000, for a total increase of 500,000 shares. See Exhibit 10.1 to this Form S-8 for Amendment No. 2 to the Plan.



Item 8. Exhibits.

     See the Exhibit Index.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 6, 2002.

                                         ViewCast.com, Inc.

                                         By: /s/ Laurie L. Latham
                                             -----------------------------------
                                         Laurie L. Latham
                                         Chief Financial Officer and Sr.Vice
                                         President of Finance and Administration
                                         (principal accounting officer)


         Pursuant to the requirements of the Securities Act, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

          SIGNATURE                                       TITLE                                       DATE
          ---------                                       -----                                       ----
/s/ George C. Platt                   Director, President and Chief Executive Officer              May 6, 2002
-------------------------------       (principal executive officer)
George C. Platt

/s/ Laurie L. Latham                  Chief Financial Officer and Senior Vice President            May 6, 2002
-------------------------------       of Finance and Administration (principal
Laurie L. Latham                      accounting officer)

/s/ H.T. Ardinger, Jr.                Chairman of the Board                                        May 6, 2002
-------------------------------
H.T. Ardinger, Jr.

/s/ Joseph Autem                      Director                                                     May 6, 2002
-------------------------------
Joseph Autem

/s/ David A. Dean                     Director                                                     May 6, 2002
-------------------------------
David A. Dean


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


                                  EXHIBIT INDEX

Exhibit
Number
-------
 5          Opinion of Thacher Proffitt & Wood

 10.1       Employee Stock Option Plan Amendment No.2

 23.1       Consent of Thacher Proffitt & Wood (contained in opinion filed as Exhibit 5).

 23.2       Consent of Ernst & Young LLP


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